EXHIBIT 99.C8B

                         CONSENT OF INDEPENDENT AUDITOR





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Independent Auditors' Consent


We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-25045 of Glenbrook Life AIM Variable Life Separate Account A of Glenbrook Life and Annuity Company on Form S-6 of our report dated February 20, 1998 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company, appearing in the Prospectus, and to the reference to us under the heading "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Chicago, Illinois
April 30, 1998